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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the inclusion in this Registration Statement on Form S-1 of U.S. Rare Earths, Inc. of our report dated April 15, 2014 and July 3, 2014 included in the Annual Report on Form 10-K/A of U.S. Rare Earths, Inc., filed on July 3, 2014, except for the effects of the reverse stock split described in Note 2, as to which the date is December 17, 2014, relating to the consolidated balance sheets of U.S. Rare Earths, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2013 and 2012. We further consent to the reference to our firm as "experts" in the Registration Statement.

/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP
Seattle, WA
January 15, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM